EXHIBIT 10.1


              INDEPENDENT DISTRIBUTOR AND REPRESENTATIVE AGREEMENT


This INDEPENDENT RESRESENTATIVE AGREEMENT (AGREEMENT) is made and entered into this 1st day of June, 2007, by and between HumWare Media Corp, Inc., a Nevada corporation, having a place of business at 78 Rogers CT, Golden, Colorado 80401, (HUMWARE), and Evans Systems Inc., a Texas Corporation, having a place of business at having a place of business at 1 Town Square Blvd, Suite 347, Ashville, NC 28803 (DISTRIBUTOR, REPRESENTATIVE or EVANS).

                                    RECITALS

          A. Humware is in the business of developing, marketing and licensing the Boondoggle Sports Network that provides Fantasy Sports and Trivia entertainment products for the hospitality industry that deliver advertising.

          B. REPRESENTATIVE desires to act as an Independent Representative of HUMWARE and to promote said products and to sell advertising for the account of HUMWARE.

Now, therefore, in consideration of the foregoing and the mutual covenants and conditions contained herein, the parties agree as follows:

1. Appointment. HUMWARE authorizes REPRESENTATIVE and REPRESENTATIVE agrees to act in the capacity as HUMWARE's exclusive DISTRIBUTOR in connection with the promotion of Boondoggle Sports Network products and the sale of advertising, referred to herein in the territory described as:
     International Worldwide Rights excluding the United States, Canada and Mexico.

2. Consideration. Evans agrees to pay Three Million One Hundred Twenty Five Thousand Shares (3,125,000) equal to Five Hundred Thousand Dollars ($500,000) of restricted regular common stock of Evan's Systems, Inc. (the "Common Stock Component"). The number of shares issued to Seller to fulfill the payment of the Common Stock Component was determined by dividing $500,000 by $.16 the bid price of Evan's Systems, Inc.

3. Distribution outside the Territory. Distributor shall limit sales activities with respect to the Products to customers located in the Territory, and shall refrain from marketing, licensing or selling the Products in the United States, Canada and Mexico unless approved in writing by HUMWARE.

4. Sales Terms. HUMWARE and EVANS agree to negotiate each Sale, International Joint Venture or License Agreement separately. Any revenue derived from any Sale, Joint Venture or License Agreement shall be shared 50/50% with HUMWARE and EVANS until June 1, 2012. Any license agreements or Joint Venture agreements will be assigned or revert back to HumWare on June 1, 2012.

     HUMWARE agrees to assign its United Kingdom Joint Venture Agreement when completed to EVANS until June 1, 2012 at which time the U.K. Joint Venture Agreement will assigned or revert back to HumWare. Any revenue derived from the Joint Venture Agreement until June 1, 2012 shall be shared 50/50% with HUMWARE and EVANS.

     Appointment of Subdistributors and Joint Ventures. EVANS may appoint subdistributors to act on the EVANS behalf or enter into Joint Venture Agreements; provided, however that any compensation to such subdistributors or Joint Ventures shall be solely EVANS responsibility. Any agreement with such agent or subdistributor with respect to BSN shall be coterminous with this Agreement.

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     Minimum Revenue Requirement. In the event Evans fails to meet the minimum revenue requirements set forth below, then, at Humware's election and not obligation; i. Any license agreements or Joint Venture agreements will be assigned or revert back to HUMWARE and HUMWARE shall be free to appoint other distributors for its Products in the Territory; ii. EVANS shall not have any exclusive sale, marketing or distribution rights to the Products;
     iii. the license grant of Article 1 shall terminate, and; iv. notwithstanding anything to the contrary below, the consideration paid by distributor shall be forfitted to HUMWARE.

     Minimum Revenue Guarantee. EVANS hereby guarantees that the aggregate amount of gross payments received by under this Agreement during each of Year 1, Year 2, Year 3, Year 4 and Year 5 shall equal or exceed the amounts of $250,000.00, $400,000.00, $500,000.00, $600,000.00 and $750,000.00,
     respectively (the "Guaranteed Minimums"). Within thirty (30) days after the end of each of Year 1, Year 2, Year 3, Year 4, and Year 5, Distributor shall have the option pay Humware the difference between the applicable Guaranteed Minimum and the actual aggregate amount of payments received by Humware from Distributor under this Agreement during such Year 1, Year 2, Year 3, Year 4 and Year 5, respectively, if such actual aggregate amount is less than the applicable Guaranteed Minimum.

5. Term. This Agreement shall commence upon the Effective date and continue in full force and effect for an initial term expiring sixty months (60) from the Effective Date.

6. Termination. This agreement may be terminated by written agreement of both parties or by HUMWARE in the event tten notice; or

     By either party upon written notice of termination if the other party breaches any material term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice stating the nature of the breach and the non-breaching party's intent to terminate; or

     By Humware, effective immediately, if EVANS should fail to minimum revenue requirements of Section 4 above.

7. Proprietary Rights. REPRESENTATIVE agrees that right, title and interest in and to all copyrights, trademarks, patents, patent applications, inventions, trade secrets and all other tangible and intangible property and work relating to the Products, and the design, manufacture, operation or service of the Products (hereinafter collectively "Proprietary Information") pursuant to this Agreement shall belong exclusively to HUMWARE. REPRESENTATIVE acknowledges it is neither the REPRESENTATIVE's intent nor HUMWARE's intent that REPRESENTATIVE gain any property rights to any work EPRESENTATIVE performs during the course of services pursuant to this Agreement. The use by REPRESENTATIVE of any of these property rights is authorized only for the purposes herein set forth and upon termination of this Agreement for any reason such authorization will cease.

8. License of HumWare Marks. Subject to the terms and conditions of this Agreement, HUMWARE grants to REPRESENTATIVE a non-transferable, revocable license, without right of sublicense, to use the HUMWARE Marks in the Territory solely in connection with the sale, distribution and advertisement of the Products. REPRESENTATIVE shall not use the HUMWARE Marks except as expressly permitted herein.

9. Restrictions. All representations of the HUMWARE Marks shall first be submitted to HUMWARE for approval of design, color and other details or shall be exact copies of those provided by HUMWARE. REPRESENTATIVE shall fully comply with all guidelines, if any, communicated by HUMWARE concerning the use of the HUMWARE Marks. REPRESENTATIVE shall not alter or remove any trademarks, service marks, trade names or other marks affixed to the products by HUMWARE, nor affix the HUMWARE marks to any Product. Except as set forth in this Article 11, nothing contained in this Agreement shall grant or shall be deemed to grant to REPRESENTATIVE any right, title or interest in or to the Humware Marks. All uses of the HUMWARE Marks shall inure solely to the benefit of HUMWARE, and REPRESENTATIVE shall obtain no rights with respect to any of the HUMWARE Marks, other than the right to distribute Products as set forth herein. Upon any termination or expiration of this Agreement, REPRESENTATIVE shall immediately cease to use any and all of the HUMWARE Marks.

10. Assignment. Neither this Agreement nor any rights, authority or obligations hereunder may be assigned by REPRESENTATIVE nor may REPRESENTATIVE delegate the performance of any of the duties hereunder without, in either case the written consent of HUMWARE. HUMWARE may freely transfer or assign its rights or obligations under this Agreement without the prior written consent of REPRESENTATIVE. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

11. Non-Compete. During the term of this Agreement and for a period of 2 years following the termination of this agreement, REPRESENTATIVE shall not, directly or indirectly, promote, sell or become an owner of any business, which promotes or sells products and services which are competitive with the products and services being offered by HUMWARE.

12. Confidentiality. Except to the extent necessary to perform its' obligations under this Agreement, REPRESENTATIVE shall not disclose, disseminate, reproduce or otherwise make available any information identified by HUMWARE as being confidential to any third party during the term of this Agreement or for three years after termination hereof, or such longer period as both parties may agree in writing

13. Independent Representative. REPRESENTATIVE is an independent contractor and shall not be deemed to be an employee of HUMWARE. REPRESENTATIVE reserves the right to determine the method, manor and means by which the services will be preformed. REPRESENTATIVE is not required to perform the services during a fixed hourly or daily time and if services are preformed at HUMWARE's premises, the REPRESENTATIVE's time spent at the premises is to be at the discretion of the REPRESENTATIVE. REPRESENTATIVE shall perform the services and HUMWARE shall not be required to hire, supervise or pay any assistants or employees to help REPRESENTATIVE who performs the services under this Agreement. REPRESENTATIVE shall not be required to devote REPRESENTATIVE's full time to the performance of the services

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     required hereunder. REPRESENTATIVE acknowledges that the provision of services to HUMWARE together with the terms of this agreement do not conflict with any other existing non-compete agreement previously executed by REPRESENTATIVE.

14. Governing Law. The laws of the State of Colorado shall govern this Agreement. The parties hereby consent to such jurisdiction and venue. In the event of a dispute related to this Agreement, the prevailing party shall be entitled to its costs and reasonable attorney fees.

15. Entire Agreement. This is the entire Agreement between the parties: all representations, understandings, are merged herein and the same shall not be amended or altered in any way without the express written consent of both parties.

16. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

17. Notices. Any notice to be given hereunder by either party to the other may be effected in writing by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change the address of service by written notice in accordance with this Paragraph.



IN WITNESS WHEREOF, the parties hereto signed this Agreement as of the date first above written.



REPRESENTATIVE                                        HUMWARE MEDIA CORP.

EVANS SYSTEMS INC.

By:  /s/                                             /s/
   -------------------------------                   ---------------------------
Name:     Frank Moody                                     John Huemoeller, CEO
Title:    President and Chief Operating Officer
          C/o Evans Systems, Inc.
          1 Town Square Boulevard
          Asheville, North Carolina